Acquisition Agreement



           Agreement dated as of December 6, 2001 between Raptor Investments, Inc., a Delaware corporation ("Raptor/Buyer") on behalf of its shareholders, and LBI PROPERTIES, INC., a Florida corporation ("LBI/Seller") on behalf of its shareholders.

           WHEREAS, Raptor desires to acquire through the issue of its common stock all of the outstanding common stock (the "Shares") of LBI held by its shareholders; and

           WHEREAS, LBI desires to be acquired and Raptor desires to acquire all of the common stock of LBI on the terms and conditions set forth herein;

           NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties herein contained, the parties hereby agree as follows:



1.         The Acquisition.

           1.1 PURCHASE AND SALE

Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2.1, LBI shall sell the Shares to Raptor, and Raptor shall purchase the Shares from LBI, free and clear of all Encumbrances.

           1.2 PURCHASE PRICE

The aggregate purchase price to be paid for the Shares shall be Nineteen Million Nine Hundred and Seventy Four Thousand Two Hundred and Ninety Eight (19,974,298) Shares of the common stock of Raptor, which shall be transferred to the shareholders of LBI on a pro-rata basis at the time of closing. It is anticipated that this transaction will be a nontaxable event under section 368 of the IRS Code and that if not, the shareholders of LBI will pay the tax.

2.         The Closing.

           2.1 PLACE AND TIME.

The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of LBI Group, Inc., 2855 N. University Drive #320, Coral Springs, FL 33065 no later than the close of business (Eastern Standard Time) on December 26, 2001, or at such other place, date and time as the parties may agree in writing.

           2.2 DELIVERIES BY LBI.

At the Closing, LBI shall deliver the following to Raptor:

           (a) Certificates representing 100% of the issued and outstanding Shares, duly endorsed for transfer to Raptor and accompanied by any applicable stock transfer tax stamps;
           (b) LBI shall cause Raptor to change those certificates for, and to deliver to Raptor at the Closing, a certificate representing the Shares registered in the name of Raptor
           (c) All books, records and files of LBI.

           2.3 DELIVERIES BY RAPTOR.

At the Closing, Raptor shall deliver the following to LBI:

           (a)       The shares as contemplated by section 1.
           (b)       The documents contemplated by Section 2.
           (c) All other documents, instruments and writings required by this Agreement to be delivered by Raptor at the Closing.

3.         Conditions to Raptor's Obligations.

The obligations of Raptor to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Raptor:

           3.1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.


           (a) The representations and warranties of LBI set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time,

           (b) LBI shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and

           (c) Raptor shall have received a certificate to that effect signed by an authorized representative of LBI.

           3.2 RESIGNATIONS OF DIRECTORS.

           All directors of LBI, and its Subsidiaries whose resignations shall have been requested by Raptor before the Closing Dateshall have submitted their resignations or been removed effective as of the Closing Date.

4.         Conditions to LBI 's Obligations.

The obligations of LBI to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by LBI:

           4.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

           (a) The representations and warranties of Raptor set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time,

           (b) Raptor shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing; and

           (c) LBI shall have received a certificate to that effect signed by an officer of Raptor.


5.          Representations and Warranties of LBI.

LBI represents and warrants to Raptor that, to the knowledge of LBI:


           5.1 ORGANIZATION OF LBI; AUTHORIZATION.

LBI is a corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of LBI and this Agreement constitutes a valid and binding obligation of LBI, enforceable against it in accordance with its terms.


           5.2 CONFLICT AS TO LBI.

Neither the execution and delivery of this Agreement nor the performance of Raptor's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of LBI; or (b)violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to LBI.

           5.3 OWNERSHIP OF SHARES.

The delivery of certificates to Raptor and the payment to LBI will result in Raptor's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of LBI. Upon closing, LBI shall become a One Hundred (100%) Percent owned subsidiary of Raptor.

           5.4 TITLE TO PROPERTIES.

Either LBI, or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by LBI or any of its Subsidiaries since the date of the Balance Sheet.

           5.5 BUILDINGS, PLANTS AND EQUIPMENT.

The buildings, plants, structures and material items of equipment and other personal property owned or leased by LBI or its Subsidiaries are, in all respects material to the business or financial condition of LBI and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.

           5.6 ABSENCE OF CERTAIN CHANGES.

Since the date of the Balance Sheet, neither LBI nor any of its Subsidiaries has:

           (a) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of LBI and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;
           (b) made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;
           (c) issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

           (d) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
           (e) prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;
           (f) cancelled any material debts or waived any material claims or rights,except in the ordinary course of business;

           5.7 NO MATERIAL ADVERSE CHANGE.

Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of LBI and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.

           5.8 BROKERS OR FINDERS.

LBI has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Shares to Raptor.

           5.9 TRANSACTIONS WITH DIRECTORS AND OFFICERS.

LBI and its Subsidiaries do not engage in business with any Person (other than LBI) in which any of LBI's directors or officers has a material equity interest. No director or officer of LBI owns any property, asset or right which is material to the business of LBI and its Subsidiaries, taken as a whole.

6.         Representations and Warranties of Raptor.


Raptor represents and warrants to LBI as follows:

           6.1 ORGANIZATION OF RAPTOR; AUTHORIZATION.

Raptor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Raptor and this Agreement constitutes a valid and binding obligation of Raptor, enforceable against it in accordance with its terms.

           6.2 BROKERS OR FINDERS.

Raptor has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

           6.3 PURCHASE FOR INVESTMENT.

Raptor is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

           6.4 CONFLICT AS TO RAPTOR.

Neither the execution and delivery of this Agreement nor the performance of Raptor's obligations hereunder will:

           (a)       violate any provision of the certificate of incorporation
                            or by-laws of Raptor; or
           (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Raptor.

           6.5 MISCELLANEOUS.

Raptor is a publicly traded company which trades on the OTC:BB. Raptor has properly filed all documentation with the SEC, NASD or other applicable bodies necessary to become and remain a publicly traded company. There are no pending or threatened legal or regulatory claims, demands or liabilities of any kind or nature against Raptor or it assets, except as disclosed in filings with the Securities and Exchange Commission. Raptor has filed all federal, state and local income or other tax returns as required by law, and has paid all taxes which are due, and has no tax delinquencies of any kind. There are currently 4,113,383 shares issued and outstanding in Raptor. The shares, when issued were properly distributed under applicable securities laws, and Raptor has taken no action to cause said stock to lose its current trading status. There are no warrants, option agreements or pending subscription agreements whereby Raptor is obligated to issue any additional stock to any person.

Upon closing, LBI's shareholders will receive a controlling interest in and complete management control over Raptor by virtue of their stock ownership, and there are no shareholder rights or agreements, or other legal impediments to the transfer of management control of Raptor.

7.         Access and Reporting; Filings With Governmental Authorities.


           7.1       ACCESS.

Between the date of this Agreement and the Closing Date, LBI shall, and shall cause LBI to

           (a) Give Raptor and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of LBI and its Subsidiaries and to the books and records of LBI and its Subsidiaries,
           (b)       Permit Raptor to make inspections thereof, and
           (c) Cause its officers and its advisors to furnish Raptor with such financial and operating data and other information with respect to the business and properties of LBI and its Subsidiaries and to discuss with Raptor and its authorized representatives the affairs of LBI and its Subsidiaries, all as Raptor may from time to time reasonably request.

           7.2       EXCLUSIVITY.

From the date hereof until the earlier of the Closing or the termination of this Agreement, LBI shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, LBI except for the acquisition of the Shares by Raptor.

           7.3       PUBLICITY.

Between the date of this Agreement and the Closing Date, LBI and Raptor shall, and LBI and Raptor shall cause Raptor to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

           7.4       CONFIDENTIALITY.

Prior to the Closing Date (or at any time if the Closing does not occur) Raptor shall keep confidential and not disclose to any Person(other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained by Raptor pursuant to Section 7.1. Following the Closing, LBI shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to Raptor

Corp., and its Subsidiaries. This Section 7.4 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, Raptor shall return to LBI, or destroy, all information it shall have received from LBI or in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. LBI and Raptor shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Sections 7.1 to comply with the provisions of this Section 7.4.

           8.        Conduct of LBI's Business Prior to the Closing.

           8.1 OPERATION IN ORDINARY COURSE.

Between the date of this Agreement and the Closing Date, LBI shall cause LBI and its Subsidiaries to conduct their businesses in all material respects in the ordinary course.

           8.2 BUSINESS ORGANIZATION.

Between the date of this Agreement and the Closing Date, LBI shall use its reasonable efforts, and shall cause LBI and each of its Subsidiaries to use its respective reasonable efforts, to

           (a) preserve substantially intact the business organization of LBI and each of its Subsidiaries and keep available the services of the present officers and employees of LBI and each of its Subsidiaries, and
           (b) preserve in all material respects the present business relationships and good will of LBI and each of its Subsidiaries.

           8.3 CORPORATE ORGANIZATION.

Between the date of this Agreement and the Closing Date, neither Raptor or LBI shall not cause or permit any amendment of the certificate of incorporation or by-laws (or other governing instrument) of LBI or any of its Subsidiaries, and shall cause LBI and each of its Subsidiaries not to:

           (a) issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

           (b) sell or otherwise dispose of any Equity Securities of LBI or any of its Subsidiaries, or create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of LBI or any of its Subsidiaries;
           (c) reclassify, split up or otherwise change any of its Equity Securities;
           (d) be party to any merger, consolidation or other business combination;
           (e) sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to, rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of LBI and its Subsidiaries, taken as a whole, except in the ordinary course of business.


           9.        Survival of Representations and Warranties;
                     Indemnification.

           9.1       SURVIVAL.

No representation or warranty contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing,except for those contained in Sections 5.1, 5.2, 5.3(only as to LBI).

           9.2 INDEMNIFICATION BY LBI.

LBI shall indemnify and hold harmless Raptor and shall reimburse Raptor for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with

           (a) any inaccuracy in any of the Surviving Representations and Warranties of LBI in this Agreement; or
           (b) any failure by LBI to perform or comply with any agreement in this Agreement.

           9.3 INDEMNIFICATION BY RAPTOR.

Raptor shall indemnify and hold harmless LBI, and shall reimburse LBI for, any Damages arising from or in connection with

           (a)       any inaccuracy in any of the Surviving Representations
                     and Warranties of Raptor in this Agreement,
           (b)       any failure by Raptor to perform or comply with any
                     agreement in this Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply with any agreement required to have been performed or complied with prior to the Closing Date, and

           (c) any payments made by LBI after the Closing pursuant to any guaranty by LBI of any obligation of Raptor or any of its Subsidiaries (other than as contemplated by Section 2.4). Raptor shall use its best efforts to obtain LBI's release from any such guaranties.

           10.       Termination.

           10.1 TERMINATION.

This Agreement may be terminated before the Closing occurs only as follows:

           (a)       By written agreement of LBI and Raptor at any time.
           (b) By LBI, by notice to Raptor at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.
           (c) By Raptor, by notice to LBI at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible. By Raptor or LBI, by notice to the other at any time after December 26, 2001.

           10.2      EFFECT OF TERMINATION.

If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.

           11. Notices.

All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when

           (a)       delivered by hand,
           (b) sent by telex or telecopy (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
           (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopy numbers set forth below (or to such other addresses, telex numbers and telecopy numbers as a party may designate as to itself by notice to the other parties).

(a)        If to LBI:                        (b)       If to Raptor:
           Marc A. Lovito                              Paul F. Lovito Jr.
           2855 N. University Dr.                      2855 N. University Dr.
           Suite 320                                   Suite 320
           Coral Springs, FL  33065                    Coral Springs, FL  33065
           Fax No.:(954)346-5796                       Fax No.: (954)346-5796

           12. Miscellaneous.

           12.1 EXPENSES.
                --------

Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

           12.2 CAPTIONS.

The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

           12.3 NO WAIVER.

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

           12.4 EXCLUSIVE AGREEMENT; AMENDMENT.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.

           12.5 COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

           12.6 BINDING EFFECT.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other except that Raptor may assign its rights (but not its obligations) under this Agreement to its wholly-owned Subsidiary without the consent of LBI, provided that, after the Closing, no consent of LBI shall be needed in connection with any merger or consolidation of Raptor with or into another entity.



Raptor Enterprises, Inc.


By:/S/ PAUL F. LOVITO, JR.
   ---------------------------
           Paul F. Lovito Jr.
           President



LBI Properties, Inc.


By:/S/ MARC A. LOVITO
   ----------------------------
           Marc A. Lovito
           President